Filed Pursuant to Rule 424(b)(3)
Registration No. 333-171121
PROSPECTUS
Star Scientific, Inc.
15,230,870 Shares of Common Stock
     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 15,230,870 shares of common stock, $0.0001 par value per share, of Star Scientific, Inc., a Delaware corporation. Of this amount, 7,615,435 are issuable upon the exercise of warrants to purchase shares of our common stock that were sold by us in a private placement on November 5, 2010 in which we sold 7,615,435 shares of common stock and 7,615,435 warrants to purchase common stock. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders. We will, however, receive proceeds from any warrants exercised, which are exercisable for cash.
     The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 5 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
     Our common stock is traded on the Nasdaq Global Market under the symbol “CIGX.” On December 20, 2010, the closing price of one share of our common stock on the Nasdaq Global Market was $1.89 per share.
Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 21, 2010

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
     We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus and any accompanying prospectus supplements do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplements constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.
     References to “Star,” “we,” “our,” “our company” or “us” in this prospectus mean Star Scientific, Inc. and its consolidated subsidiaries, Star Tobacco, Inc. and Rock Creek Pharmaceuticals, Inc., unless the context suggests otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation, the challenges inherent in new product development initiatives, the uncertainties inherent in the progress of scientific research, our ability to raise additional capital in the future that is necessary to maintain our business, potential disputes concerning our intellectual property, risks associated with litigation regarding such intellectual property, uncertainties associated with the development, testing and regulatory approvals of our low-TSNA tobacco and related products, market acceptance of our new smokeless tobacco products, competition from companies with greater resources than us, our decision not to join the Master Settlement Agreement, and our dependence on key employees and on our strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with R.J. Reynolds Tobacco Company, Inc.

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     Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference.
     See an additional discussion under “Risk Factors” beginning on page 3 of this prospectus, and other factors detailed from time to time in our other filings with the Securities and Exchange Commission, or SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY
     The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.
OUR COMPANY
     We are a technology-oriented company with a mission to reduce the harm associated with the use of tobacco at every level. We are primarily engaged in:
•	the development, implementation and licensing of our proprietary technology for the curing of tobacco so as to substantially prevent the formation of carcinogenic toxins present in tobacco and tobacco smoke, primarily the tobacco-specific nitrosamines, or TSNAs;

•	the manufacture, sales, marketing and/or development of very low-TSNA dissolvable smokeless tobacco products that carry enhanced warnings beyond those required by the Surgeon General, including ARIVA® compressed powdered tobacco cigalett® pieces and STONEWALL Hard Snuff® and “modified risk tobacco products” as defined in the Family Smoking Prevention and Tobacco Control Act of 2009, or the FDA Tobacco Act;

•	the development of pharmaceutical products, particularly products that have a botanical, tobacco-based component, that are designed to treat tobacco dependence and a range of neurological conditions, including Alzheimer’s disease, Parkinson’s disease, schizophrenia and depression; and

•	the manufacture, sales, marketing and development of non-nicotine nutraceutical products designed to assist individuals who are seeking a smoking alternative as well as related non-nicotine products that may be helpful to consumers in maintaining a healthy metabolism.
     Since the 1990s, we have sought to develop processes and products that significantly reduce the levels of toxins, principally TSNAs, in tobacco compared to traditional smoked and smokeless tobacco products. Our development of technology for reducing TSNA levels has lead to our focus on the development of tobacco-based pharmaceuticals products and non-nicotine nutraceuticals that we are pursuing through our Rock Creek subsidiary. In August 2010 we introduced CigRx™ a non-nicotine, non-tobacco nutraceutical, in the Richmond, Virginia area. CigRx™ is a smoking alternative that is designed to temporarily reduce the desire to smoke. Our significant experience in proprietary technology related to the development of tobacco products with reduced levels of toxins also has positioned us to seek the approval of a variant of our very-low TSNA smokeless tobacco products as “modified risk tobacco products” by the United States Food and Drug Administration, or FDA, under the FDA Tobacco Act. We filed the first application with the FDA on February 19, 2010 seeking to have a version of our ARIVA® compressed powdered tobacco cigalett® pieces, ARIVA-BDL™, designated as a modified risk tobacco product by the FDA. We filed a second application with the FDA on June 18, 2010 seeking to have a version of our STONEWALL Hard Snuff® product, STONEWALL-BDL™, designated as a modified risk tobacco product by the FDA. Given our long-term focus on reducing the levels of toxins in tobacco and the harm associated with tobacco use, we believe we are uniquely positioned to pursue a range of very-low TSNA smokeless tobacco products, non-nicotine nutraceuticals and tobacco-based pharmaceuticals that will further our mission to reduce the harm associated with tobacco use at every level.
THE OFFERING
     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 15,230,870 shares of our company’s common stock, $0.0001 par value per share, or common stock, which we refer to as the “Offering.” Of this amount, 7,615,435 shares of common stock are issuable upon exercise of warrants to purchase common stock sold by us on November 5, 2010, in a private placement that was exempt from the registration requirements of the federal and state securities laws, in which we sold to the selling stockholders named in this prospectus an aggregate of 7,615,435 shares of common stock, or the Shares, and 7,615,435 warrants to purchase common stock, or the Warrants. We refer to this private placement as the “November 5 Private Placement.” Further information about the November 5 Private Placement can be found in our current report on Form 8-K, which was filed with the SEC on November 8, 2010. We are also registering for resale any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.
November 5 Agreement
     On November 5, 2010, we entered into a Securities Purchase Agreement and Registration Rights Agreement, or the November 5 Agreement, with certain accredited investors, or the Investors, including certain executive officers and directors of our company, or the Officers and Directors, to sell the Shares at $1.80 per share and the Warrants at an exercise price of $1.80 per share. In addition to purchasing their respective shares of common stock for $1.80 per share, each Officer and Director also paid our company $0.125 per Warrant purchased in the November 5 Private Placement. The November 5 Private Placement resulted in gross proceeds to our company of $14,000,000. The Warrants are first exercisable six months after the closing of the November 5 Private Placement and expire five years after the date that the Warrants are first exercisable. The Warrants are also callable by our company if the price of our common stock exceeds $10.00 per share as quoted on an approved market for 20 consecutive trading days.

     The offerings referred to above were made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or Securities Act. Our company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.
     Additionally, pursuant to the November 5 Agreement set forth above, we agreed to register the resale of the Shares and the shares of common stock issuable upon exercise of the Warrants. This prospectus covers the resale by the selling stockholders of up to 15,230,870 shares of our common stock, the aggregate number of shares of our common stock represented by the Shares and the shares of our common stock issuable upon the exercise of the Warrants. We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which the Shares and all of the shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the date when the Shares and all of the shares of common stock underlying the Warrants offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this Offering. See “Plan of Distribution” beginning on page 5 of this prospectus. On December 20, 2010, the last reported sale price of the common stock on the Nasdaq Global Market was $1.89 per share.
RISK FACTORS
     An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010 and as further updated by our subsequent Exchange Act filings we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus. We will pay all expenses of the registration and sale of the shares of common stock, other than selling commissions and fees, stock transfer taxes and fees and expenses, if any, of counsel or other advisors to the selling stockholders. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. However, 7,615,435 shares of common stock offered by this prospectus are issuable in the future upon the exercise of common stock purchase warrants sold by us, which are exercisable for cash. If the Warrants are fully exercised, we will receive aggregate cash gross proceeds of approximately $13,707,783. We expect to use the proceeds from the exercise of the Warrants, if any, for general corporate purposes.
SELLING STOCKHOLDERS
     Throughout this prospectus, when we refer to: (i) the shares of our common stock being registered for resale on behalf of the selling stockholders, we are collectively referring to (a) the Shares, which represent the 7,615,435 newly issued shares of our common stock purchased by the selling stockholders in connection with the November 5 Private Placement, and (b) the shares of our common stock underlying the Warrants, which represent 7,615,435 shares of our common stock that may be purchased upon exercise by the selling stockholders of newly issued Warrants purchased by the selling stockholder in connection with the November 5 Agreement; and (ii) the Offering, we are referring to the selling stockholders’ resale of the Shares and the 7,615,435 shares of our common stock issuable upon exercise of the Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the purchasers in the November 5 Private Placement as identified in the table below.
     The November 5 Private Placement was exempt from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder. The November 5 Private Placement was made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, who represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Other than Jonnie R. Williams, our company’s chief executive officer, Paul L. Perito, our company’s chairman of the board, president, and chief operating officer, and Burton J. Haynes and Neil L. Chayet, both directors of our company, the selling stockholders have not had any position, office or material relationship with us within the past three years other than as stockholder. In satisfaction of our obligations under the agreements effectuating the November 5 Private Placement, the registration statement, of which this prospectus is a part, registers the resale of the Shares and the 7,615,435 shares of our common stock underlying the Warrants, in each case, acquired by the selling stockholders pursuant to the November 5 Agreement.
     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares of common stock subject to warrants or options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. In calculating the shares beneficially owned by the selling stockholders after the Offering, we have based our calculations on 127,119,323 shares of common stock, the number of shares of common stock deemed outstanding as of November 5, 2010.

     The following table sets forth the (i) name of the selling stockholders, (ii) number of shares beneficially owned by the selling stockholders prior to and after the Offering, (iii) number of shares that may be offered under this prospectus by the selling stockholders and (iv) percentage of shares of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus, and assumes the sale of all the Shares and the full cash exercise of all the Warrants held by the selling stockholders for shares of our common stock. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information, all or a portion of the shares of common stock beneficially owned by the selling stockholders in transactions exempt from the registration requirements of the Securities Act. Based on the information provided to us, (i) the selling stockholders purchased their portion of the Shares, Warrants and shares of our common stock issuable upon exercise of the Warrants, as applicable, for investment purposes and for their own account and not for resale or with a view towards distribution thereof and (ii) at the time of the purchase of the Shares and Warrants, the selling stockholders had no agreement or understanding, directly or indirectly, with any person to distribute the Shares, Warrants or any shares of common stock acquired upon the exercise of the Warrants.

	Shares of Common Stock				Shares Beneficially Owned
	Beneficially Owned Prior to the		Number of Shares		After the Offering(2)
Selling Stockholders(1)	Offering		Being Offered		Number	Percentage (%)
Jonnie R. Williams	22,483,421	(3)	1,434,440	(4)	21,048,981	16.0
Starwood Trust	1,558,441	(5)	3,116,882	(6)	—	*
Paul L. Perito	3,855,000	(7)	100,000	(8)	2,755,000	2.1
Burton J. Haynes	34,700	(9)	20,000	(10)	14,700	*
Neil L. Chayet	288,200	(11)	4,000	(12)	284,200	*
Iroquois Master Fund Ltd.	5,629,075	(13)	1,777,776	(14)	4,025,481	3.1
American Capital Management, LLC	3,946,031	(15)	4,777,776	(16)	—	*
Scot Cohen	111,111	(17)	222,222	(18)	—	*
Joshua Silverman	100,000	(19)	200,000	(20)	—	*
Merav Abbe Irrevocable Trust	100,000	(21)	200,000	(22)	—	*
John Orlando	16,666	(23)	33,332	(24)	—	*
Philip Mirabelli	5,555	(25)	11,110	(26)	—	*
Tradewinds Investment Management, LP	19,240,533	(27)	3,333,332	(28)	15,907,201	12.1

*	Denotes less than 1% beneficial ownership.

(1)	Unless otherwise noted, the address for each of the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of common stock as of November 5, 2010.

(3)	Includes 22,483,421 shares held by Mr. Williams, 2,371,541 shares that Mr. Williams has the right to acquire upon exercise of a warrant, 1,875,000 shares that Mr. Williams has the right to acquire upon exercise of stock options and 2,268,361 held by his children or in trust for his children, of which he disclaims beneficial interest. Also includes 1,100,000 shares held by Regent Court of which Mr. Williams shares voting and investment power. Excludes 717,220 shares of common stock underlying the Warrants purchased by Mr. Williams pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will the Warrants become exercisable within 60 days from the date of this prospectus.

(4)	Includes 717,220 shares of common stock issued to Mr. Williams and 717,220 shares of common stock underlying the Warrants, in each case, issued and sold to Mr. Williams pursuant to the November 5 Agreement.

(5)	Includes 1,558,441 shares of common stock issued to Starwood Trust pursuant to the November 5 Agreement. Excludes 1,558,441 shares of common stock underlying the Warrants purchased by Starwood Trust pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for this stockholder is 1 Starwood Lane, Manakin-Sabot, VA 23103, Attn: Donnie O. Williams, Trustee.

(6)	Includes 1,558,441 shares of common stock issued to Starwood Trust and 1,558,441 shares of common stock underlying the Warrants, in each case, issued and sold to Starwood Trust pursuant to the November 5 Agreement.

(7)	Includes 1,931,000 shares held by Mr. Perito, 1,875,000 shares which Mr. Perito has the right to acquire upon exercise of stock options, and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership. Excludes 50,000 shares of common stock underlying the Warrants purchased by Mr. Perito pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will the Warrants become exercisable within 60 days from the date of this prospectus.

(8)	Includes 50,000 shares of common stock issued to Mr. Perito and 50,000 shares of common stock underlying the Warrants, in each case, issued and sold to Mr. Perito pursuant to the November 5 Agreement.

(9)	Includes 24,700 shares held by Mr. Haynes in an individual retirement account and 10,000 shares of common stock issued to Mr. Haynes pursuant to the November 5 Agreement. Excludes 10,000 shares of common stock underlying the Warrants purchased by Mr. Haynes pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(10)	Includes 10,000 shares of common stock issued to Mr. Haynes and 10,000 shares of common stock underlying the Warrants, in each case, issued and sold to Mr. Haynes pursuant to the November 5 Agreement.

(11)	Includes 2,000 shares of common stock held Mr. Chayet and 286,200 shares of common stock that Mr. Chayet has the right to acquire upon exercise of stock options. Excludes 2,000 shares of common stock underlying the Warrants purchased by Mr. Chayet pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus.

(12)	Includes 2,000 shares of common stock issued to Mr. Chayet and 2,000 shares of common stock underlying the Warrants, in each case, issued and sold to Mr. Chayet pursuant to the November 5 Agreement.

(13)	Based solely on information received from Iroquois Capital Management LLC, includes 2,980,069 shares of common stock held by Iroquois Master Fund Ltd. and 2,649,006 shares of common stock issuable upon exercise of a warrant held by Iroquois Master Fund Ltd. Excludes 888,888 shares of common stock underlying the Warrants purchased by Iroquois Master Fund Ltd. pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. Also excludes the following shares of common stock and warrants to purchase shares of common stock that Iroquois Master Fund Ltd. may be deemed to beneficially own: (i) 100,000 shares of common stock purchased by Joshua Silverman pursuant to the November 5 Agreement; (ii) 1,000,000 shares of common stock held by Iroquois Capital L.P., (iii) 1,000,000 shares of common stock issuable upon exercise of a warrant held by Iroquois Capital L.P. and (v) 196,731 shares over which Messrs. Joshua Silverman and Rickard Abbe have sole voting power. The address for this stockholder is c/o Iroquois Master Fund Ltd., 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(14)	Includes 888,888 shares of common stock issued to Iroquois Master Fund Ltd. and 888,888 shares of common stock underlying the Warrants, in each case, issued and sold to Iroquois Master Fund Ltd. pursuant to the November 5 Agreement.

(15)	Includes 3,946,031 shares of common stock held by American Capital Management, LLC. Excludes 2,388,888 shares of common stock underlying the Warrants purchased by American Capital LLC pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for this stockholder is 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(16)	Includes 2,388,888 shares of common stock issued to American Capital Management, LLC and 2,388,888 shares of common stock underlying the Warrants, in each case, issued and sold to American Capital Management, LLC pursuant to the November 5 Agreement.

(17)	Includes 111,111 shares of common stock issued to Scot Cohen pursuant to the November 5 Agreement. Excludes 111,111 shares of common stock underlying the Warrants purchased by Mr. Cohen pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for this stockholder is c/o Iroquois Master Fund Ltd., 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(18)	Includes 111,111 shares of common stock issued to Scot Cohen and 111,111 shares of common stock underlying the Warrants, in each case, issued and sold to Scot Cohen pursuant to the November 5 Agreement.

(19)	Based solely on information received from Iroquois Capital Management LLC, includes 100,000 shares of common stock issued to Joshua Silverman pursuant to the November 5 Agreement. Excludes 100,000 shares of common stock underlying the Warrants purchased by Joshua Silverman pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. Also excludes 7,825,806 shares of common stock that Messrs. Joshua Silverman and Richard Abbe may be deemed to beneficially own as follows: (i) 2,980,069 shares of common stock held by Iroquois Master Fund Ltd.; (ii) 1,000,000 shares of common stock held by Iroquois Capital L.P.; (iii) 2,649,006 shares of common stock issuable upon exercise of a warrant held by Iroquois Master Fund Ltd.; (iv) 1,000,000 shares of common stock issuable upon exercise of a warrant held by Iroquois Capital L.P. and (v) 196,731 shares over which Messrs. Silverman and Abbe have sole voting power. The address for this stockholder is c/o Iroquois Master Fund Ltd., 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(20)	Includes 100,000 shares of common stock issued to Joshua Silverman and 100,000 shares of common stock underlying the Warrants, in each case, issued and sold to Joshua Silverman pursuant to the November 5 Agreement.

(21)	Includes 100,000 shares of common stock issued to Merav Abbe Irrevocable Trust pursuant to the November 5 Agreement. Excludes 100,000 shares of common stock underlying the Warrants purchased by Merav Abbe Irrevocable Trust pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for this stockholder is c/o Iroquois Master Fund Ltd., 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(22)	Includes 100,000 shares of common stock issued to Merav Abbe Irrevocable Trust and 100,000 shares of common stock underlying the Warrants, in each case, issued and sold to Merav Abbe Irrevocable Trust pursuant to the November 5 Agreement.

(23)	Includes 16,666 shares of common stock issued to John Orlando pursuant to the November 5 Agreement. Excludes 16,666 shares of common stock underlying the Warrants purchased by John Orlando pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for this stockholder is c/o Iroquois Master Fund Ltd., 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(24)	Includes 16,666 shares of common stock issued to John Orlando and 16,666 shares of common stock underlying the Warrants, in each case, issued and sold to John Orlando pursuant to the November 5 Agreement.

(25)	Includes 5,555 shares of common stock issued to Philip Mirabelli pursuant to the November 5 Agreement. Excludes 5,555 shares of common stock underlying the Warrants purchased by Philip Mirabelli pursuant to the November 5 Agreement because the Warrants are not currently exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for this stockholder is c/o American Capital Management, LLC, 641 Lexington Avenue, 26th Floor, New York, New York 10022.

(26)	Includes 5,555 shares of common stock issued to Philip Mirabelli and 5,555 shares of common stock underlying the Warrants, in each case, issued and sold to Philip Mirabelli pursuant to the November 5 Agreement.

(27)	Based solely on reported filings and representation from Tradewinds Management, includes 19,240,533 shares for which Tradewinds Master Fund (BVI) Ltd., Feehan Partners, L.P. and P.V. Partners, L.P. share voting and dispositive power. Also includes currently exercisable warrants, expiring on September 14, 2013 and November 5, 2015. Excludes 833,333 shares of common stock underlying the Warrants issued to PV Partners, LP pursuant to the November 5 Agreement and 833,333 shares of common stock underlying the warrants issued to Feehan Partners, LP pursuant to the November 5 Agreement because the Warrants are not exercisable nor will they become exercisable within 60 days from the date of this prospectus. The address for these stockholders is c/o Tradewinds Investment Management, L.P. Three Harbor Drive, Suite 213, Sausalito, California 94965.

(28)	Includes 833,333 shares of common stock purchased by Feehan Partners, LP, 833,333 shares of common stock purchased by PV Partners, LP, 833,333 shares of common stock underlying the Warrants issued to Feehan Partners, LP and 833,333 shares of common stock underlying the Warrants issued to PV Partners, LP, in each case, pursuant to the November 5 Agreement.
PLAN OF DISTRIBUTION
     The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares and shares of common stock issuable upon the exercise of the Warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the Shares or shares of common stock issuable upon exercise of the Warrants:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	in the over the counter market;

•	through options, swaps or derivatives;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
     The selling stockholders may from time to time pledge or grant a security interest in some or all the shares of common stock respectively owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholders that any material arrangement has been entered into with an underwriter or a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     We have agreed to keep the registration statement effective until such date that is the earlier of (i) the date as of which all of the Shares and shares of common stock underlying the Warrants are eligible to be sold without restriction pursuant to Rule 144 (or any successor rule thereto) under the Securities Act or (ii) the date when all of the Shares and shares of common stock underlying the Warrants offered hereby are sold. The selling stockholders may sell all, some or none of their shares in this Offering.
     We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus has been passed upon for us by Robert E. Pokusa Esq., General Counsel and Secretary of the Company. Mr. Pokusa is the beneficial holder of 489,199 shares of our common stock.
EXPERTS
     Cherry, Bekaert & Holland, L.L.P., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 2009, filed on March 16, 2010, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
     We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, filed on May 10, 2010, August 9, 2010 and November 9, 2010, respectively;

•	our Current Reports on Form 8-K, filed on January 28, 2010, March 5, 2010, March 15, 2010, July 29, 2010, October 26, 2010, November 8, 2010 and December 15, 2010; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A12B/A, filed on June 21, 2001.
     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the Offering (other than any information that is not deemed filed under the Exchange Act). To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.
     To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to Star Scientific, Inc., Attention: Investor Relations, 4470 Cox Road, Suite 110, Glen Allen, VA 23060 (telephone number is (804) 527-1970). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into, or deemed to be incorporated by reference into, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference into, or is deemed to be incorporated by reference into, this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Securities and Exchange Commission’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. You may also view our filings with the SEC on our internet site at www.starscientific.com. The information on our website is not incorporated by reference into this prospectus.
     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.
     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

STAR SCIENTIFIC, INC.
15,230,870 SHARES OF COMMON STOCK
PROSPECTUS
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or document incorporated by reference is accurate as of any date other than the date on the front of the relevant document.